UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Boulevard Building 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, Omega Protein Corporation, a Nevada corporation (the “Company”), entered into amended and restated employment agreements (the “Restated Employment Agreements”) with each of Joseph L. von Rosenberg III, the Company’s Chairman of the Board, President and Chief Executive Officer, Robert W. Stockton, the Company’s Executive Vice President and Chief Financial Officer, and John D. Held, the Company’s Executive Vice President, General Counsel and Secretary. The Restated Employment Agreements amend and restate the prior employment agreements (the “Prior Agreements”) between the Company and each of the foregoing executives to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Set forth below is a description of the material amendments to the Prior Agreements.

The Restated Employment Agreements amend the definition of “Change in Control” to conform to the definition provided in Section 409A. The definition of “Good Reason” has also been amended to comply with the definition provided in Section 409A, including adding materiality qualifiers to certain of the events constituting “Good Reason” and removing a “Change in Control” of the Company as one of the events constituting “Good Reason.” The benefits that were previously payable under the Prior Agreements to an executive upon a “Change in Control” of the Company and subsequent termination of a Prior Employment Agreement by the executive within one year of such “Change in Control” are now payable to the executive upon the occurrence of such “Change in Control,” and no termination of service by the executive is required to receive the benefits.

The Restated Employment Agreements amend the tax “gross-up” provisions contained in the Prior Agreements such that, if any excise or similar tax is imposed on an executive’s compensation under a Restated Employment Agreement pursuant to Section 409A, the Company will pay additional compensation to the executive to place the executive in the same position he would have been in had no such tax been imposed. The Restated Employment Agreements also amend certain provisions of the Prior Agreements with respect to the timing of payments to comply with Section 409A and add a new provision to provide that the Company and the executives will cooperate in good faith to operate and amend the Restated Employment Agreements to comply with Section 409A and to continue the economic terms of the benefits and payments payable to the executives under the Restated Employment Agreements.

The foregoing description of the amendments to the Prior Agreements does not purport to be complete and is qualified in its entirety by reference to the Restated Employment Agreements, which are attached as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Executive Employment Agreement dated as of December 31, 2007 between Joseph L. von Rosenberg III and Omega Protein Corporation.

10.2	Amended and Restated Executive Employment Agreement dated as of December 31, 2007 between Robert W. Stockton and Omega Protein Corporation.

10.3	Amended and Restated Executive Employment Agreement dated as of December 31, 2007 between John D. Held and Omega Protein Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: January 3, 2008	/s/ John D. Held
John D. Held Executive Vice President, General Counsel and Secretary